UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

834-F South Perry Street, Suite 443 Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01 Other Events.
As previously disclosed on the Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 16, 2017, on March 10, 2017, Bioptix, Inc. (the "Company") sold $2.25 million of units of its securities (the "Units"), pursuant to separate purchase agreements (the "Purchase Agreements") with accredited investors (the "Investors"), at a purchase price of $2.50 per Unit.  Each Unit consisted of one share (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), and a three year warrant (the "Warrants") to purchase one share of Common Stock, at an exercise price of $3.50 per share (such sale and issuance, the "Private Placement").

$1.25 million of the proceeds of the Private Placement and certificates representing 55.5556% of the Units sold in the Private Placement remained in escrow pending the occurrence or non-occurrence of a Qualified Transaction (as defined in the Purchase Agreements).

On May 25, 2017, the Lead Investor (as defined in the Purchase Agreements) waived the requirement for the occurrence of a Qualified Transaction and $1.25 million was released to the Company and the remaining Units were released to the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
May 25, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer